EXHIBIT 99.1

InsPro Technologies Corporation Announces Fourth Quarter 2013 Financial Results

Radnor, PA – March 31, 2014 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of Life and Health core policy administration software that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the quarter and year ended December 31, 2013.

Fourth Quarter 2013 Highlights

•	Revenues decreased 8% to $3,055,850 in the fourth quarter of 2013, compared to $3,311,087 in the fourth quarter of 2012 due to lower implementation services for new clients partially offset by increased ASP/Hosting and maintenance revenues.

•	Operating loss from continuing operations was $1,008,687 in the fourth quarter of 2013, compared to a loss of $1,196,557 in the fourth quarter of 2012. The results from operations in the fourth quarter of 2013 were favorably impacted by the growth in ASP/Hosting, maintenance and license fee revenue combined with lower cost of revenues.
•	Net loss was $833,814 in the fourth quarter of 2013, compared to a net loss of $1,018,366 in the fourth quarter of 2012.

2013 Highlights

•	Revenues increased 22% to $14,802,268 in 2013, compared to $12,146,237 in 2012 primarily due to $2,550,000 of license fees recognized upon the completion of the implementation of InsPro Enterprise for three clients combined with increased ASP/Hosting and maintenance revenues.

•	Operating loss from continuing operations was $2,120,683 in 2013, compared to a loss of $3,896,053 in 2012. The results from operations were favorably impacted by $2,550,000 of license fees, which were recognized in 2013 upon the completion of the implementation of InsPro Enterprise for three new clients.
•	Net loss was $1,743,008 in 2013, compared to a net loss of $7,883,145 in 2012. The net loss 2013 included a non-cash gain on the change of the fair value of warrant liability of $25,001 whereas the net loss in 2012 included a non-cash loss on the change of the fair value of warrant liability of $4,443,079.

Anthony R. Verdi, Chief Executive Officer, stated, “In 2013 we completed a record number of implementations of InsPro Enterprise™ and welcomed three new clients to InsPro. We increased our prospect pipeline, and invested heavily to expand the breadth and depth of products supported by InsPro Enterprise with an emphasis on Annuities, Universal Life and True Group Voluntary products. We are encouraged by the growing market interest in our technology platform, and remain optimistic about our future opportunities.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular, componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics components.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations

Contact:

Anthony R. Verdi, CEO

484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012

Revenues	$3,055,850	$3,311,087	$14,802,268	$12,146,237

Cost of revenues	2,621,206	3,282,059	11,626,838	11,733,920

Gross profit	434,644	29,028	3,175,430	412,317

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	699,100	586,642	2,713,072	2,322,425
Advertising and other marketing	114,920	72,546	394,172	217,665
Depreciation	41,251	38,782	160,808	148,641
Rent, utilities, telephone and communications	95,066	91,939	383,204	373,292
Professional fees	276,714	271,870	879,438	657,277
Other general and administrative	216,279	163,806	765,419	589,070

Total selling, general and administrative expenses	1,443,330	1,225,585	5,296,113	4,308,370

Operating loss from continuing operations	(1,008,687)	(1,196,557)	(2,120,683)	(3,896,053)

Other income (expense):
Gain (loss) on the change of the fair value of warrant liability	101,200	74,999	25,001	(4,433,079)
Interest income	—	—	—	4,008
Interest expense	(13,237)	(8,277)	(39,493)	(78,584)

Total other income (expense)	87,963	66,722	(14,492)	(4,507,655)

Loss from continuing operations	(920,724)	(1,129,835)	(2,135,175)	(8,403,708)

Gain from discontinued operations	86,909	111,469	392,167	520,563

Net loss	$(833,814)	$(1,018,366)	$(1,743,008)	$(7,883,145)

Net income (loss) per common share - basic and diluted:
Loss from continuing operations	$(0.02)	$(0.03)	$(0.05)	$(0.20)
Gain from discontinued operations	0.00	0.00	0.01	0.01
Net loss per common share	$(0.02)	$(0.03)	$(0.04)	$(0.19)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash	$2,569,536	$3,347,689
Accounts receivable, net	1,660,564	1,706,414
Prepaid expenses	200,985	236,719
Other current assets	2,564	1,723
Assets of discontinued operations	31,540	63,519

Total current assets	4,465,189	5,356,064

Restricted cash	—	—
Property and equipment, net	959,902	1,422,043
Intangibles, net	—	—
Other assets	60,000	70,000

Total assets	$5,485,091	$6,848,107

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable	$550,761	$551,985
Accounts payable	1,169,251	1,561,403
Accrued expenses	456,753	523,324
Current portion of capital lease obligations	57,932	61,849
Due to related parties	10,000	—
Deferred revenue	1,006,875	1,680,833

Total current liabilities	3,251,572	4,379,394

LONG TERM LIABILITIES:
Warrant liability	607,199	225,000
Capital lease obligations	23,184	83,510

Total long term liabilities	630,383	308,510

Total liabilities	3,881,955	4,687,904

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750
shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,809,378 and 3,297,378 shares issued and outstanding (liquidation value $11,428,134
and $9,892,134, respectively)	7,709,919	6,617,812
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655
shares issued and outstanding)	41,543	41,543
Additional paid-in capital	43,411,172	43,317,338
Accumulated deficit	(52,423,602)	(50,680,594)

Total shareholders' equity	1,603,136	2,160,203

Total liabilities and shareholders' equity	$5,485,091	$6,848,107

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2013	2012
Cash Flows From Operating Activities:
Net loss	$(1,743,008)	$(7,883,145)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	697,102	892,315
Stock-based compensation	93,834	96,717
(Gain) loss on change of fair value of warrant liability	(25,001)	4,433,079
Changes in assets and liabilities:
Accounts receivable	45,850	(200,180)
Prepaid expenses	145,214	(120,070)
Other current assets	(841)	1,182
Other assets	10,000	10,608
Accounts payable	(392,152)	916,840
Accrued expenses	(66,571)	1,941
Due to related parties	10,000	—
Deferred revenue	(673,958)	1,058,333
Assets of discontinued operations	31,979	40,483

Net cash used in operating activities	(1,867,552)	(751,897)

Cash Flows From Investing Activities:
Purchase of property and equipment	(234,961)	(1,530,175)

Net cash used in investing activities	(234,961)	(1,530,175)

Cash Flows From Financing Activities:
Gross proceeds from sales of preferred stock and warrants including rights offering	1,536,000	1,499,997
Fees paid in connection with sale of preferred stock and warrants	(36,693)	(9,790)
Gross proceeds from notes and loans payable	—	643,206
Payments on notes payable	(110,704)	(99,807)
Payments on capital leases	(64,243)	(105,898)

Net cash provided by financing activities	1,324,360	1,927,708

Net decrease in cash	(778,153)	(354,364)

Cash - beginning of the period	3,347,689	3,702,053

Cash - end of the period	$2,569,536	$3,347,689